Exhibit 4.5

                            ORBIT SEMICONDUCTOR, INC.

                            1994 STOCK INCENTIVE PLAN


Section 1.  Purpose.

     The purpose of this stock incentive plan (the "Plan") is to promote the interests of Orbit Semiconductor, Inc., a Delaware corporation (the "Company"), its affiliates, and its stockholders by providing officers, directors, consultants, and other key employees on whom rests the major responsibility for the present and future success of the Company, with an opportunity to acquire a proprietary interest in the Company, and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its affiliates. The opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.

     This Plan is an amendment and complete restatement of, and replaces, the former Share Option/Stock Issuance Plan of the Company in its entirety.

Section 2.  Administration.

     All administrative duties hereunder shall rest with the Board of Directors of the Company (the "Board"), except to the extent the Board appoints from among its members a committee to administer the Plan (in either case, the group administering the Plan is hereinafter referred to as the "Compensation
Committee" or "Committee"). The Committee shall have the duty and authority, subject to the provisions of the Plan, to:

     (a) determine which individuals shall receive awards under the Plan and the nature of each award;

     (b) grant the awards under the Plan; and issue shares in connection with such awards, as provided in the Plan.

     (c) determine the terms and conditions of the awards, which need not be identical, including exercise dates, limitations on exercise, restrictions, and the price and payment terms;

     (d) determine the limitation, if any, on the number of shares acquired under an award which may be sold by an awardee in any year;

     (e) prescribe the form or forms of the instruments evidencing any awards made under the Plan and of any of the instruments required under the Plan, and to change such forms from time to time;

     (f) adopt, amend and rescind such rules and regulations and to make all other determinations in connection with the administration of the Plan as it deems necessary or appropriate; and

     (g)  correct  any  defect  or  supply  any   omission  or   reconcile   any
inconsistency in the Plan or in any Award agreement in the manner and to the extent it shall deem expedient to carry the plan into effect.

In making the foregoing determinations, the Committee may take into account the nature of the services rendered by the respective awardees, their present and potential contributions to the Company's success, and such other factors as the Committee, in its discretion, shall deem relevant.

     The construction and interpretation by the Committee of the terms and provisions of the Plan and the agreements entered into thereunder shall be final and conclusive. No Committee member or director shall be liable for any action or determination taken or made under or with respect to the Plan or any Award in good faith.

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Section 3.  Awards.

     Awards made under the Plan ("Awards") may be in the form of share options ("Options"), stock appreciation rights ("SARs"), grants of Company shares subject to certain restrictions ("Restricted Stock"), or any combination thereof, as described hereinafter.

Section 4.  Eligibility.

     (a) Individuals eligible to participate in the Plan shall be those officers, directors, executives, supervisory personnel and consultants, as well as other employees of the Company or an Affiliate (as defined in Section 18) determined in the sole discretion of the Committee, who are in a position to make a significant contribution to the profitability and growth of the Company and its Affiliates. In no event, however, may any person who is not an employee of the Company or any of its related corporations participate in the Plan if such participation is (a) prohibited, or (b) restricted (either absolutely or subject to various securities requirements, whether legal or administrative, being complied with), in the jurisdiction in which such person is resident under the relevant securities laws of that jurisdiction. Provided Always That in the case of (b) above, the relevant person's participation in the Plan may be effected at the absolute discretion of the Committee if compliance with the relevant securities requirements of the jurisdiction in which such person is resident is not impractical (having regard to the nature of those requirements) and would not involve undue expense. An individual who is the grantee of an Award shall be hereinafter known as a "Participant."

     (b) To the extent required by Rule 16b-3 of the Exchange Act (as defined in Section 18) or Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), any person who is a director or officer of the Company or any Affiliate shall be granted Awards only if such person has been selected for participation and the terms and provisions of such Awards have been determined solely by, and in the sole discretion of, a Committee of two or more directors, each of whom is a Disinterested Person (defined below) and an Outside Director (defined below). The foregoing provision does not apply to any grant which occurs prior to the date the Company first registers its Ordinary Shares (as defined in Section 5) under Section 12 of the Securities Exchange Act of 1934.

     (c) Unless otherwise permitted under Rule 16b-3, any right of the Company under the Plan regarding the determination or approval of the form of payment by the Company to the participant who is a director or officer of the Company, shall be made solely by a Committee of two or more directors each of whom is a "Disinterested Person."

     (d) For the purposes of the Plan,

          (i) a person is a "Disinterested Person" only either (x) if such director has not, during the one year prior to service as an administrator of this Plan or during such service, been granted or awarded any Awards under this Plan or any equity securities (as defined in Rule 16a-4 of the Exchange Act) of any other plan of the Company or an Affiliate or (y) if such person is not disqualified from being a "disinterested person" under paragraph (c)(2) of Rule 16b-2 of the Exchange Act; and

          (ii) the term  "officer"  shall have the same  meaning as in paragraph
     (f) of Rule 16a-1 of the Exchange Act.

          (iii) the term  "Outside  Director"  shall have the same meaning as in
     Section 162(m) of the Code and the regulations promulgated thereunder.

Section 5.  Shares Subject to the Plan.

     The shares that may be issued pursuant to Awards under the Plan shall be ordinary shares, S$0.01 par value, of the Company ("Ordinary Shares"). The total shares subject to Awards issued pursuant to the grant of options pursuant to the Plan shall not exceed 2,250,000 Ordinary Shares, and the total shares subject to all Awards issued pursuant to the Plan shall not exceed, in the aggregate, 2,250,000 Ordinary Shares (one or more shares per Award).

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To the extent  required to satisfy the performance  goal  requirement of Section
162(m) of the Code, no employee may be granted more than 100,000 Options during the term of the Plan. If any Award lapses or terminates for any reason without having been exercised in full prior to the lapse or termination, the shares covered by such Award or portion thereof remaining unexercised, may become subject to subsequent Awards made or to be made under the Plan. Shares issued under the Plan shall be authorized but previously unissued shares. Ordinary Shares issuable upon exercise of Awards granted under the Plan may be subject to such restrictions on transfer, forfeitability, repurchase rights, rights of first refusal, or other restrictions as shall be determined by the Committee.

Section 6.  Options.

     (a) Granting of Options. Subject to the terms and conditions of the Plan, the Committee may grant Options to purchase Ordinary Shares subject to such terms and conditions as the Committee may determine. The day on which the Committee approves the granting of an Option shall be considered as the date on which such Option is granted unless the Committee approves a future date as the date of grant. Options shall be designated as either incentive stock options ("ISOs") or nonstatutory stock options ("NSOs") at the time of grant. ISOs shall comply with the requirements of Section 422 of the Code. No person shall be granted any ISO under the Plan unless at the time such Option is granted, such person is an employee of the Company or of any Parent Corporation or Subsidiary (as such terms are defined in Section 18), and unless the requirements of paragraph (c) are satisfied, does not own, directly or indirectly, shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of any Parent Corporation or Subsidiary.

     (b) Option Price. The purchase price per Ordinary Share subject to an Option (the "Option Price") shall be fixed by the Committee at the time the Option is granted Provided Always That in no event may the purchase price be less than the par value of an Ordinary Share. In the case of ISOs, such purchase price shall not be less than the fair market value ("Fair Market Value") of Ordinary Shares at the time the Option is granted. Fair Market Value, for all applicable purposes under the Plan, shall be determined by the Board in good faith taking into account any applicable requirements of law.

     (c) Incentive Stock Options. Options granted under the Plan which are intended to be ISOs shall be specifically designated as ISOs and shall be subject to the following additional terms and conditions:

          (i) 10% Stockholder. If any employee to whom an ISO is to be granted under the Plan is at the time of the grant of such option the owner, directly or indirectly, of shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of any Parent Corporation or any Subsidiary ("10% Stock Holder"), then the following special provisions shall be applicable to the ISO granted to such individual:

               (x) The Option Price per share shall not be less than 110% of the Fair Market Value of one Ordinary Share at the time of grant; and

               (y) The option exercise period shall not exceed five (5) years from the date of grant.

     (d) Method of Exercising Options. A Participant may exercise an Option granted hereunder by delivering to the Company at its main office (to the attention of the Secretary) written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, together with payment in cash of the Option Price in exchange for the Company's issuance and delivery of certificates therefor. The Committee, in its discretion, may permit cash payments of the Option Price to be in installments or pursuant to a recourse note upon such terms as the Committee deems appropriate. At the request of a Participant, and to the extent permitted by applicable law, the Committee may approve arrangements with a brokerage firm under which such firm, on behalf of the Participant, will pay the Option Price to the Company and the Company will promptly deliver to such firm the share certificates in respect to the shares exercised, so that the firm may sell such shares, or a portion thereof, for the account of the Participant subject to the terms of the Option.

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     (e) Amount  Exercisable.  (i) Each  Option may be  exercised,  from time to time, in whole or in part, so long as it is valid and outstanding, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the Option.

          (ii) Ordinary Shares of the Company that are acquired pursuant to the exercise of an ISO which has been granted to an employee under the Plan shall be deemed to be acquired pursuant to the exercise of an incentive stock option under Code Section 422, only to the extent that the aggregate fair market value (determined as of the respective date or dates of grant) of the Ordinary Shares with respect to which such ISO, and all other incentive stock options which are granted to such employee under the Plan (and under any other incentive stock option plans of the Company and any Parent Corporation and any Subsidiary) are exercisable for the first time by such employee in any one calendar year, does not exceed $100,000.

          (iii) To effectuate the provisions of paragraph (e)(ii), the Committee may designate the Ordinary Shares that are treated as acquired pursuant to the exercise of an incentive stock option under Code Section 422 by issuing a separate certificate for such shares and identifying such certificates as incentive stock option shares in its statutory register.

Section 7.  Stock Appreciation Rights.

     (a) Each SAR is the right to receive payment of an amount equal to the increase, if any, in the Fair Market Value of one Ordinary Share over the period of time between the date of grant of the SAR and the date of exercise.

     (b) SARs may be granted in conjunction with an Option, either at the time of grant or thereafter, or separately. SARs shall be credited to an SAR account to be maintained for the Participant. An Award of an SAR shall not entitle a Participant to any dividend, voting or other rights of a shareholder of the Company.

     (c) SARs issued in conjunction with an Option shall be exercisable to the extent that such Option shall be exercisable and in lieu of the exercise of such Option which, to the extent of the exercise of the SAR, shall lapse. SARs which are granted independent of an Option shall be exercisable during the exercise period set forth in the SAR agreement.

     (d) Upon the exercise of an SAR, the Participant shall receive, in respect thereof, payment in cash, Ordinary Shares or a combination of both as the Committee, in its sole discretion, shall determine, of the amount by which the Fair Market Value of an Ordinary Share on the date of exercise exceeds the Fair Market value of such share on the date of the SAR's grant.

Section 8.  Restricted Stock Awards.

     (a) Restricted Stock means one or more shares of Ordinary Shares awarded to a Participant pursuant to this Section 8, which are subject to certain limitations during a specified restriction period. Restricted Stock shall be issued to a Participant without payment of any consideration. A certificate for Restricted Stock so awarded shall be issued in the name of each Participant receiving the Award and shall bear a restrictive legend prohibiting the sale, transfer, pledge or hypothecation of the Restricted Stock evidenced thereby until the expiration of the restriction period set forth therein.

     (b) Holders of Restricted Stock shall have the right to vote such shares. In granting an Award of Restricted Stock, the Committee, in its sole discretion, may authorize the Participant to receive cash dividends or other distributions with respect to such Ordinary Shares or may direct that they be retained by the Company.

     (c) Upon the expiration of the restriction period contained in an Award, all restrictions upon such Restricted Stock shall lapse and a new certificate representing such shares will be issued without the restrictive legend described in (a) above.

Section 9.  Non-Transferability of Awards.

     Awards of Options and SARs and Awards of Restricted Stock to the extent the restriction period has not expired, shall not be transferable by a Participant other than by will or under the laws of descent and distribution, and with respect to Options and SARs shall be exercisable during his lifetime only by him except as provided in Section 10.

Section 10.  Exercise Period for Options and SARs.

     (a) Generally. Each Award of an Option or SAR shall expire on such date as the Committee shall determine on the date such Award is granted, but in no event after the expiration of ten years from the day on which such Award is granted (or five years in the case of ISOs granted to persons described in Section 6(c)(i) and Participants who are not employees of the Company or any of its related corporations on the relevant date of grant), and in all cases each Award shall be subject to earlier termination as provided in the Plan.

     (b) Effect of Termination of Employment. No Award of an Option or SAR may be exercised by a Participant unless, at the time of such exercise, the Participant is, and continuously since the date of grant of his or her Award, has been an employee or a director of or a consultant for one or more of the Company or an Affiliate, except that subject to Section 11, and if and to the extent the Award agreement or instrument so provides:

          (i) the Award may be exercised within the period of three months after the date the Participant ceases to be an employee or director of or consultant for any of the foregoing entities (or within such lesser period as may be specified in the Award agreement or instrument);

          (ii) if the Participant dies while an employee or a director of or a consultant for the Company or an Affiliate, or within three months after the Participant ceases to be such an employee or director or consultant, the Award may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the Award agreement or instrument); and

          (iii) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code) while an employee or a director of or consultant for the Company or an Affiliate, the Award may be exercised within the period of one year after the date the Participant ceases to be an employee or director of or consultant for any of the foregoing entities because of such disability (or within such lesser period as may be specified in the Award agreement or instrument);

provided, however, that in no event may any such Award be exercised after the expiration date of the Award. Any Award or portion thereof that is not exercised during the applicable time period specified above (or any shorter period specified in Award agreement or instrument) shall be deemed terminated at the end of the applicable time period for purposes of Section 5 hereof.

     (c) Effective Date of Exercise. Subject to the provisions of paragraphs (a) and (b) of this paragraph and Section 11, the exercise of an Award of an Option or SAR by a Participant for cash, in whole or in part, shall take effect on the date of receipt by the Company of written notice of exercise by the Participant, together with any required payment for such exercise; provided, however, if, (i) such Award is owned by an officer or director of the Company, (ii) such date of receipt does not occur during the period beginning on the third business day following the date of release of the financial data specified in paragraph
(e)(1)(ii) of Rule 16b-3 and ending on the twelfth business day following such date, and (iii) the Company has not received a no-action letter from the Securities and Exchange Commission that such Award or class of Awards is exempt from the exercise period requirements of paragraph (e)(3) of Rule 16b-3, the Company shall, within 10 days of receipt of the notice of exercise, notify the Participant in writing

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of the lack of a  no-action  letter,  and the  exercise  of the Award shall take effect as of the first day of the period described above in clause (ii) next following the date of such receipt, unless the Participant responds, in writing, in substance and form satisfactory to the Company, within 5 days of receipt of the Company's notification, that the date of receipt is to remain effective.

Section 11.  Vesting of Awards.

     (a) An Option or SAR may be exercised, and payment shall be made upon the exercise of such Award, only to the extent that such Award has vested. An Award of Restricted Stock may also be subject to a vesting schedule.

     Awards shall vest in accordance with the schedule or terms set forth in the Award agreement executed by the Participant and a duly authorized officer of the Company. An Award agreement may, subject to compliance with applicable laws, provide that an Award may be forfeited for cause (as defined in the agreement) or that an Award's vested status may be accelerated at any time in the sole discretion of the Board of Directors. Notwithstanding the foregoing, unless the Board of Directors specifically authorizes a different vesting schedule with respect to an Award, an Award shall vest based on the collective number of full years of service that such Participant has completed with the Company and Affiliates since the Award's date of grant, in accordance with the following schedule:

     Number of Years of Service               Percentage of Award Available
         Since Date of Grant                    for Exercise (Cumulative)
     --------------------------               -----------------------------
                  1                                          25%
                  2                                          50%
                  3                                          75%
              4 or more                                     100%

     (b) Notwithstanding anything to the contrary in this Section 11, upon the exercise of an Option or SAR by a director or officer of the Company, the Company shall determine if such exercise complies with paragraph (c)(1) or
(e)(4) of Rule 16b-3. If such exercise does not so comply, the Company shall, within 5 days of receipt of the notice of exercise, notify the Participant, in writing, of such non-compliance and such exercise shall not be given effect unless the Participant responds in writing, in substance and form satisfactory to the Company, within 5 days of receipt of the Company's notification, that such exercise is to remain effective.

Section 12.  Capital Adjustments Affecting Ordinary Shares.

     In the event that the outstanding Ordinary Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, merger, consolidation, or other similar transaction, appropriate adjustment shall be made in the number and kind of shares available under the Plan and under any Awards granted under the Plan. Such adjustment to outstanding Awards shall be made without change in the total value applicable to the unexercised portion of such Awards as of the date of the adjustment. No such adjustment shall be made with respect to an ISO which would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any such option or a grant of additional benefits to the holder of such Option.

Section 13.  Change In Control.

     Notwithstanding anything contained herein to the contrary, in the event of a Chance In Control, as hereinafter defined, (i) all Awards then outstanding shall become immediately exercisable and (ii) any restrictions then outstanding on any Award of Restricted Stock which have not lapsed shall immediately lapse. For purposes of this section, a "Change In Control" is deemed to occur at the time when either (i) any entity, person or group (other than the Company or an Affiliate or any savings, pension or other benefit plan for the benefit of employees of the Company) which theretofore beneficially owned less than forty percent (40%) of the Ordinary Shares then outstanding acquires Ordinary Shares in a transaction or series of transactions, not previously approved by the Board, that results in such entity, person or group erectly or indirectly owning forty percent (40s) or more of the outstanding Ordinary Shares, or (ii) the election or appointment, within a twelve (12) month period, of persons to the Board who are not Board members at the beginning of such twelve (12) month period, whose election or appointment was not approved by a majority of those persons who were Board members at the beginning of such period, and which newly elected or appointed Board members shall constitute a majority of the Board.

Section 14.  General Restrictions.

     (a) Investment Representations; Legends. The Company may require any person to whom an Award is granted, as a condition of exercising such Award, to

          (i) give written assurances, in substance and form satisfactory to the Company, that such person is acquiring the Ordinary Shares subject to the Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws;

          (ii) if the Participant is a director or officer, give written assurances, in substance and form satisfactory to the Company, that such person has consulted with competent counsel as to the application of
     Section 16(b) of the Securities Exchange Act of 1934 to such exercise.

     Certificates representing shares issued upon exercise of the Award shall bear a legend prohibiting transfer of such shares unless, in the opinion of competent counsel, such transfer is not inconsistent with any of the requirements of any applicable securities law or such legend is not required.

     (b) Compliance With Securities Laws.

          (i) Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of such Award or the shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with the grant of such Award or the issuance or purchase of shares thereunder, such Award shall not be effective and shall not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

          (ii) The Company shall provide each Participant with such information, statements, discussions and analyses with respect to the Company in such manner and at such times as may be required under state or federal securities laws.

Section 15.  Tax Withholding.

     Tax withholding obligations, if any, in connection with an Award shall be satisfied by a cash payment by the person receiving the Ordinary Shares subject to the Award to the Company.

Section 16.  No Rights as Shareholder.

     No recipient of an Award shall have rights as a shareholder with respect to Ordinary Shares covered by his Award until the date of allotment and issue of such Ordinary Shares subject to any applicable restrictions thereon; and, except as otherwise provided in Section 12 herein or in an Award agreement, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such shares.

Section 17.  Employment Obligation and Employee Benefits.

     The granting of any award shall not impose upon the Company any obligation to employ or retain the services or continue to employ or retain the services of a Participant. The right of the Company to terminate the employment of any employee or consultant shall not be diminished or affected in any way by reason of the fact that an Award has been granted to him.

     The amount of any income deemed to be received by an Award Owner as a result of the exercise of an Award or the sale of shares received upon such exercise shall not constitute "compensation" or "earnings" with respect to which any other benefits of such person are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

Section 18.  Definition of Parent Corporation and Affiliate.

     (a) Affiliate. The term "Affiliate" shall mean a corporation or other person which, at the time of reference, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the company. The status of a person as an "Affiliate" shall be determined as set forth above at the time of (1) the grant of the Award for purposes of
Section 4; (2) the Participant's cessation of services for purposes of Section 10(b); (3) the vesting date for purposes of Section 11; and (4) the date of the Change In Control for purposes of Section 13.

     (b) Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor rule.

     (c) Parent Corporation. The term "Parent Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with ownership of the Company if, at the time of the grant of the Award, each of the corporations other than the Company owns stock possessing more than 50% of the combined voting power of all classes of stock in one of the other corporations in such chain. The status of a person as a "Parent Corporation" shall be determined as set forth above at the time of the grant of the Award.

     (d) Subsidiary. The term "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with ownership by the Company if, at the time of the grant of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain. The status of a person as a "Subsidiary" shall be determined as set forth above at the time of the grant of the Award.

Section 19.  Written Agreement.

     Each Award made hereunder shall be embodied in a written agreement which shall be subject to the terms and conditions prescribed above and shall be signed by the Participant and by the Chief Executive Officer or other duly authorized officer of the Company for and on behalf of the Company prior to such Award becoming effective. Such agreement shall contain such other provisions as the Committee, in its sole discretion, shall deem advisable. Each agreement shall be substantially in one of the forms attached hereto or in such other form not inconsistent with the Plan as shall be specified by the Committee at the time such Award is authorized to be granted.

Section 20.  Amendment of the Plan.

     (a) The Board of Directors may at any time and from time to time modify or amend the Plan in any respect, except that without the approval of the shareholders of the Company, the Board of Directors may not make any amendments that require approval of the shareholders under Rule 16b-3. As of July 1994, Rule 16b-3 required shareholder approval of amendments that materially increase the benefits accruing to individuals who participate in the Plan, (ii) materially increase the maximum number of shares which may be issued under the Plan (except for permissible adjustments provided in the Plan), or (iii) materially modify the requirements as to eligibility for participation in the Plan. In addition, the Board shall not modify or amend the Plan in a manner that would require shareholder approval under Section 422 of the Internal Revenue Code, without obtaining such approval, if such amendment would affect the status of any outstanding ISO as an incentive stock option under Section 422 of the Code. As of July 1994, Section 422 of the Code required shareholder approval of amendments that (A) increase the aggregate number of shares that may be issued pursuant to ISOs (except for permissible adjustments provided in the Plan), or
(B) change the designation of employees or class of employees eligible to receive ISOs. The termination or any modification or amendment of the Plan shall not, without the consent of a Participant, affect his or her rights under an Award previously granted to him or her. With the consent of the Participant affected, the Committee may amend outstanding Award agreements in a manner not inconsistent with the Plan.

     (b) Notwithstanding the foregoing provisions of paragraph (a)(i) and (iii), the Board of Directors shall have the right, but not the obligation, without the consent of the Company's shareholders, to (i) amend or modify the terms and provisions of the Plan and of any outstanding ISOs granted under the Plan or any shares to be issued thereunder to the extent necessary to qualify any or all such options or shares for such favorable federal income tax treatment (including deferral of taxation upon exercise), as may be afforded incentive stock options under Section 422 of the Code; and (ii) amend or modify the terms and provisions of the Plan and of any outstanding Award granted under the Plan or any shares to be issued thereunder to the extent necessary to comply with any securities law to which, in the opinion of counsel to the Company, the Plan or Award or shares is subject.

Section 21.  Governing Law.

     The Plan and all Award agreements issued hereunder shall be governed by the laws of the State of Delaware.

Section 22.  Expenses of Administration.

     All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

Section 23.  Effective Date and Duration of the Plan.

     (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors. Awards may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     (b) Termination. The Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of Awards granted under the Plan. If the date of termination is determined under (i) above, then Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the Plan as then in effect and with the instruments evidencing such Awards.